Exhibit 99.1

Support.com Reports First Quarter 2020 Financial Results

Sunnyvale, CA – May 12, 2020 – Support.com, Inc. (NASDAQ: SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today reported unaudited financial results for its first quarter ended March 31, 2020.

Q2 2020 Financial Summary

For the first quarter of 2020, total revenue was $11.9 million, a decrease of $6.1 million or 34 percent compared to revenues of $18.1 million in the first quarter of 2019 and down $1.4 million or 10 percent compared to revenues of $13.3 million in the fourth quarter of 2019.

We recorded net income for the first quarter of 2020 of $0.4 million, or $0.02 per share, compared to net income of $1.4 million, or $0.08 per share, in the first quarter of 2019 and net income of $0.2 million, or $0.01 per share, in the fourth quarter of 2019.

Key changes in our net income included the following:

●
Gross profit of $4.2 million in the first quarter of 2020 was relatively flat with the same period in 2019, and increased by $0.6 million compared to the fourth quarter of 2019.
●
Our gross profit margin increased by 12 percentage points to 35% compared with the same quarter of 2019 and increased by 8 percentage points relative to the fourth quarter of 2019. The increases over the prior periods reflects the reduction in recruiting and training costs and other variable components of the lower revenues as well as the other operating efficiencies.
●
Operating expenses in the first quarter of 2020 were $3.9 million, as compared with $3.0 million of in the first quarter of 2019 and slightly higher than the $3.7 million of operating expenses in the fourth quarter of 2019.
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Operating expenses in the first quarter of 2020 include increased spending in marketing efforts as we promote our TechSolutions technology support offering to consumers and small businesses.

Balance Sheet Information

At March 31, 2020, cash, cash equivalents and short-term investments were $28.4 million as compared with $48.0 million at March 31, 2019 and $26.4 million at December 31, 2019. This decrease was primarily attributable to the previously discussed $10 million legal-settlement payment to the FTC and the $19 million special distribution to shareholders in 2019.

Total assets as of March 31, 2020 were $38.9 million and total shareholders’ equity was $33.4 million.

Support.com will not host a conference call discussing the Company’s first quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

Annual Meeting of Shareholders

The Annual Meeting of the Shareholders of Support.com, Inc. will be held on June 5, 2020 at 1200 Crossman Ave., Suite 210, Sunnyvale, California at 8:00 a.m. PT. The Board of Directors has determined the close of business on April 9, 2020 as the record date for determination of the shareholders entitled to vote at the Annual Meeting.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer and small business technical support solutions. With more than 20 years of providing high quality technical support services to consumers and small businesses through white-labeled partnerships or direct solutions, Support.com has the expertise, tools and software solutions to troubleshoot and maintain all the devices in the connected home and business. The company's skilled U.S.-based live agents and rich self-support tools troubleshoot more than 10,000 technical support issues consumers and small businesses face on an ongoing basis. Support.com delivers high quality, turnkey technical support solutions and digital support experiences that enable customers to get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2020 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Support.com. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as "will", "expect", "believe", "anticipate", "estimate", "should", "intend", "plan", "potential", "predict" "project", "aim", and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Support.com, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company's and management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims;and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Our filings with the SEC, which may be obtained for free at the SEC's website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2020 (1)	December 31, 2019 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$28,416	$26,414
Accounts receivable, net	8,071	9,398
Prepaid expenses and other current assets	853	728
Total current assets	37,340	36,540
Property and equipment, net	462	533
Intangible assets, net	250	250
Other assets	802	717

Total assets	$38,854	$38,040

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,715	$1,887
Other accrued liabilities	786	1,001
Short-term deferred revenue	1,137	1,193
Total current liabilities	4,638	4,081
Other long-term liabilities	783	792
Total liabilities	5,421	4,873

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	250,206	250,092
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,592)	(2,380)
Accumulated deficit	(208,886)	(209,250)
Total stockholders' equity	33,433	33,167

Total liabilities and stockholders' equity	$38,854	$38,040

Note 1: Amounts are subject to completion of management's customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2019.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019

Revenue:
Services	$11,511	$12,847	$16,864
Software and other	438	478	1,200
Total revenue	11,949	13,325	18,064

Cost of revenue:
Cost of services	7,685	9,649	13,798
Cost of software and other	29	32	54
Total cost of revenue	7,714	9,681	13,852
Gross profit	4,235	3,644	4,212
Operating expenses:
Engineering and IT	1,040	1,282	749
Sales and marketing	813	445	392
General and administrative	2,053	2,008	1,896
Total operating expenses	3,906	3,735	3,037

Income (loss) from operations	329	(91)	1,175

Interest income and other, net	84	232	296

Income (loss) before income taxes	413	141	1,471

Income tax provision (benefit)	49	(16)	28

Net income (loss)	$364	$157	$1,443

Net earnings (loss) per share
Basic	$0.02	$0.01	$0.08
Diluted	$0.02	$0.01	$0.08

Shares used in computing per share amounts
Basic	19,054	19,048	18,955
Diluted	19,233	19,093	19,00

Investor Contact

Investor Relations, Support.com
+1 (650) 556-8574
IR@support.com

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